                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               December 16, 2000


                                Lantronix, Inc
                                --------------
            (Exact name of registrant as specified in its charter)

           Delaware                  333-37508                  33-0362767
----------------------------       -------------       -------------------------
(State or other jurisdiction        (Commission               (IRS Employer
       of incorporation             File Number)            Identification No.)

                            15353 Barranca Parkway
                                  Irvine, CA
                                     92618
                   (Address of Principal Executive Offices)
                                  (Zip Code)

      Registrant's telephone number, including area code: (949) 453-3990


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


--------------------------------------------------------------------------------

     This amendment to the Current Report on Form 8-K originally dated as of December 16, 2000 is being filed in order to include the historical financial statements of United States Software Corporation ("USSC") and the unaudited pro forma financial information listed below.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

     The following financial statements of USSC are included in this report:

     Audited balance sheets of USSC as of November 30, 2000 and 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended November 30, 2000 and 1999.

(b)  Pro forma financial information.

     The following unaudited pro forma condensed financial information is being filed herewith:

     Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2000.

     Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended September 30, 2000 and the twelve months ended June 30, 2000.

(c)  Exhibits.

     23.1 Consent of Independent Auditors

                        Report of Independent Auditors


United States Software Corporation

We have audited the accompanying balance sheets of United States Software Corporation as of November 30, 2000 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Software Corporation at November 30, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                                  /s/ Ernst & Young LLP

February 16, 2001

                      United States Software Corporation

                                Balance Sheets


                                                            November 30,
                                                         2000          1999
                                                     ------------------------
ASSETS
Current Assets
  Cash                                               $  325,405     $  316,971
  Accounts receivable, net of allowance for
   doubtful accounts of $19,623 and $0 at
   November 30, 2000 and 1999, respectively             567,537        467,502
  Prepaid expenses and other current assets             146,925         90,251
                                                     -------------------------
Total current assets                                  1,039,867        874,724


Property and equipment, net                             141,165        124,274
Cash surrender value of officers' life insurance         86,967         80,291
Goodwill, net of accumulated amortization of
  $6,554 and $5,221 at November 30, 2000 and 1999,
  respectively                                           13,446         14,779
                                                     -------------------------
Total assets                                         $1,281,445     $1,094,068
                                                     =========================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
  Line of credit                                     $   95,970     $  111,606
  Accounts payable                                      274,212        250,119
  Wages and related benefits                            109,373        105,817
  Other accrued expenses                                169,743        219,025
  Deferred revenue                                      648,985        174,658
  Current portion of note payable to stockholder              -         16,597
                                                     -------------------------
Total current liabilities                             1,298,283        877,822

Note payable to stockholder, net of current                   -        103,604
 maturities

Commitments

Stockholders' Equity (Deficit)
  Common stock, no par value:
    Authorized shares - 5,000,000
    Issued and outstanding shares - 1,000,000                56             56
  Retained earnings                                     (16,894)       112,586
                                                     -------------------------
Total stockholders' equity (deficit)                    (16,838)       112,642
                                                     -------------------------
Total liabilities and stockholders' equity (deficit) $1,281,445     $1,094,068
                                                     =========================

See accompanying notes.

                      United States Software Corporation

                           Statements of Operations


                                                      Years Ended November 30,
                                                         2000           1999
                                                     -------------------------
Revenue                                              $3,014,644     $2,643,321
Cost of revenue                                         471,071        309,932
                                                     -------------------------
Gross profit                                          2,543,573      2,333,389

Operating expenses
  Selling and marketing                               1,318,620      1,029,443
  General and administrative                            763,747        794,377
  Research and development                              449,464        468,731
  Commissions to affiliate                              208,679         27,240
                                                     -------------------------
Total operating expenses                              2,740,510      2,319,791

Income (loss) from operations                          (196,937)        13,598

Interest expense including
 $3,702 and $8,110 paid to a
 stockholder of the company
 in 2000 and 1999, respectively                         (12,627)       (44,835)
Other income (expenses), net                             80,084         31,660
                                                     -------------------------

Net income (loss)                                    $ (129,480)    $      423
                                                     =========================

See accompanying notes.

                      United States Software Corporation

                 Statements of Stockholders' Equity (Deficit)

                    Years Ended November 30, 2000 and 1999


                                                                                 Total
                                          Common Stock           Retained    Stockholders'
                                      Shares        Amount       Earnings   Equity (Deficit)
                                   --------------------------------------------------------
Balance at November 30, 1998          1,000,000           $56      $112,163        $112,219
  Net income                                                            423             423
                                   --------------------------------------------------------
Balance at November 30, 1999          1,000,000            56       112,586         112,642
  Net loss                                                         (129,480)       (129,480)
                                   --------------------------------------------------------
Balance at November 30, 2000          1,000,000           $56      $(16,894)       $(16,838)
                                   ========================================================

See accompanying notes.

                      United States Software Corporation

                           Statements of Cash Flows


                                                      Years Ended November 30,
                                                       2000             1999
                                                     --------------------------
OPERATING ACTIVITIES
Net income (loss)                                    $(129,480)        $    423
Adjustments to reconcile net income (loss) to
 net cash provided by operating activities:
     Depreciation of property and equipment             49,136           58,276
     Amortization of goodwill                            1,333            1,333
     Provision for doubtful accounts                    19,623               -
     Loss on disposal of fixed assets                       -            10,362
     Changes in operating assets and
      liabilities:
       Accounts receivable                            (119,658)         (18,056)
       Prepaid expenses and other current assets       (56,674)         (52,131)
       Accounts payable                                 24,093          (31,374)
       Accrued expenses and other current liabilities  (45,726)          38,079
       Deferred revenue                                474,327           36,724
                                                     --------------------------

Net cash provided by operating activities              216,974           43,636

INVESTING ACTIVITIES
Purchases of property and equipment                    (66,027)         (73,877)
Increase in cash surrender value of officers'
 life insurance                                         (6,676)          (4,302)
                                                     --------------------------
Net cash used in investing activities                  (72,703)         (78,179)

FINANCING ACTIVITIES
Payments on note payable to stockholder               (120,201)         (15,889)
Payments on line of credit, net                        (15,636)         (10,568)
                                                     --------------------------
Net cash used in financing activities                 (135,837)         (26,457)
                                                     --------------------------
Net increase (decrease) in cash                          8,434          (61,000)

Cash at beginning of year                              316,971          377,971
                                                     --------------------------
Cash at end of year                                  $ 325,405         $316,971
                                                     ==========================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
Interest paid                                        $  12,627         $ 44,835
                                                     ==========================

See accompanying notes.

                      United States Software Corporation

                         Notes to Financial Statements

                    Years Ended November 30, 2000 and 1999

1. Summary of Significant Accounting Policies

The Company

United States Software Corporation (the "Company") was incorporated in the state of Oregon on October 1, 1975. The Company develops and sells computer software for embedded technology applications to businesses worldwide.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results may differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with accounting standards for software companies including Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended by SOP 98-4, SOP 98-9, and related interpretations including Technical Practice Aids.

The Company generates revenues primarily through software licenses. Software licenses represent the rights to use the Company's products directly by end-users and indirectly through sublicense agreements from distributors and value added resellers.

Revenues from software license agreements are generally recognized upon shipment of software if persuasive evidence of an arrangement exists, collection is probable, the fee is fixed or determinable, and vendor-specific objective evidence exists to allocate the total fee to the undelivered elements of the arrangement. Vendor-specific objective evidence is based on the price charged when an element is sold separately. Elements included in multiple element arrangements could consist of software products, maintenance (which includes customer support services and upgrades), or consulting services. In cases where a license or maintenance agreement is for a fixed term, revenue is recognized ratably over the term of the agreement and such amounts are included in deferred revenue in the accompanying balance sheets until earned. Revenues from customer support services and consulting services are recognized ratably over the service term.

Research and Development

Research and development costs are expensed in the period incurred. The Company capitalizes the costs of computer software to be sold upon the achievement of technological feasibility, defined as the completion of a working model of the software product being developed. The period of time between the completion of a working model and a product general release has historically been relatively short. As a result, capitalizable software development costs have not been material.

                      United States Software Corporation

1. Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash and accounts receivable. The Company places its cash investments with financial institutions of recognized national standing. The Company's accounts receivable are derived from revenues earned from customers located primarily in the United States and Asia. The Company performs ongoing credit evaluations of its customers' financial condition and maintains allowances for potential credit losses. Credit losses have historically been within management's expectations and the Company generally does not require collateral or other security from its customers.

One customer accounted for 39% and 41% of revenues for the years ended November 30, 2000 and 1999, respectively. Accounts receivable attributable to this same customer were $293,505 and $298,714 at November 30, 2000 and 1999, respectively.

Fair Value of Financial Instruments

The Company's financial instruments consist principally of cash, accounts receivable, accounts payable and borrowings. The Company believes all of the financial instruments' recorded values approximate current values.

Impairment of Long-Lived Assets

Long-lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Income Taxes

Income taxes are computed under the liability method. This method requires the recognition of deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The impact on deferred taxes of changes in tax rates and laws, if any, are applied to the years during which temporary differences are expected to be settled and are reflected in the financial statements in the period of enactment.

                      United States Software Corporation

1. Summary of Significant Accounting Policies (continued)

Comprehensive Income (Loss)

There was no difference between the Company's net income (loss) and comprehensive income (loss) for the years ended November 30, 2000 and 1999.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense was approximately $159,068 and $268,449 for the years ended November 30, 2000 and 1999, respectively.

Property and Equipment

Property and equipment are carried at cost. Depreciation is computed using the Modified Accelerated Cost Recovery System method over the assets' estimated useful lives ranging from three to seven years.

Goodwill

Goodwill was originally recorded in connection with the Company's acquisition of the assets of Concurrent Sciences, Inc. in February 1996 and is being amortized over its estimated useful life of 15 years.

Recent Accounting Pronouncements

In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). SFAS No. 133 established methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Company will be required to implement SFAS No. 133 beginning in fiscal year 2001. The Company does not expect SFAS No. 133 to have a significant effect on the financial position, results of operations or cash flows of the Company.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101). SAB 101 summarizes certain areas of the Staff's views on applying generally accepted accounting principles to revenue recognition in financial statements. The Company believes that its current revenue recognition policies comply with SAB 101.

                      United States Software Corporation

2. Property and Equipment

Property and equipment is comprised of the following:

                                                              November 30,
                                                           2000           1999
                                                      ------------------------
Furniture and office equipment                        $ 187,250      $ 176,983
Computer software and equipment                         112,194         56,434
Vehicle                                                  22,100         22,100
                                                      ------------------------
                                                        321,544        255,517
Less accumulated depreciation                          (180,379)      (131,243)
                                                      ------------------------
                                                      $ 141,165      $ 124,274
                                                      ========================

3. Related-Party Transactions

At November 30, 1999, the Company had a note payable to a stockholder totaling $120,201 and bearing interest at a rate of 6.57% per annum. The note and related accrued interest was repaid during the year ended November 30, 2000. Interest expense on this note was $3,702 and $8,110 during the years ended November 30, 2000 and 1999, respectively.

The Company has a commission sale agreement with USSW FSC, Ltd., an affiliated company owned by a trust established by the stockholders of the Company and whereby the stockholders are the beneficiaries of the trust. USSW FSC, Ltd. is a qualified Foreign Sales Corporation and provides tax favored export sales services to the Company. The Company expensed $208,679 and $27,240 during the years ended November 30, 2000 and 1999, respectively, for commissions paid to USSW FSC, Ltd.

The Company is the beneficiary of insurance policies on the lives of its chief executive officer and chief financial officer, the sole stockholders of the Company, with face values of $255,000 and $100,000, respectively. The Company has outstanding loans against the cash value of these policies aggregating $33,015 and $28,305 at November 30, 2000 and 1999, respectively. Such amounts are included in accrued expenses in the accompanying balance sheets.

4. Line of Credit

The Company has a $250,000 revolving bank line of credit that is secured by substantially all the assets of the Company. Interest on the line of credit is payable monthly and is assessed at the bank's prime lending rate plus 2% (11.5% at November 30, 2000). The stockholders of the Company have personally guaranteed this line of credit.

                      United States Software Corporation

5. Commitments

The Company leases certain equipment and facilities under operating leases. Future minimum lease payments at November 30, 2000 under operating leases having an initial noncancelable term of more than one year are as follows:

     Year ended November 30,
        2001                                      $124,740
        2002                                       128,415
        2003                                       139,440
        2004                                       137,172
        2005                                       102,879
                                                ----------
                                                  $632,646
                                                ==========

Rent expense was $162,772 and $168,672 for the years ended November 30, 2000 and 1999, respectively.

6. Income Taxes

Income taxes computed at the statutory federal income tax rate (34%) and income tax expense provided in the financial statements differ as follows:

                                                    Years ended November 30,
                                                      2000            1999
                                                   -------------------------
Income tax at statutory rate                       $(44,023)        $    144
Increase (decrease) in tax resulting from:
  Research credits                                       -           (16,460)
  Nondeductible expenses                              6,958            5,507
  Change in valuation allowance                      37,065           10,809
                                                   -------------------------
Total                                              $     -          $     -
                                                   =========================

Significant components of the income tax provision from continuing operations are as follows:

                                                    Years ended November 30,
                                                      2000            1999
                                                   -------------------------
Current:
  Federal                                          $ (8,784)        $ 32,616
  State                                              23,603           12,077
                                                   -------------------------
  Total Current                                      14,819           44,693
                                                   -------------------------

Deferred:
  Federal                                             8,784          (32,616)
  State                                             (23,603)         (12,077)
                                                   -------------------------
  Total Deferred                                    (14,819)         (44,693)
                                                   -------------------------

Total Provision                                    $     -          $     -
                                                   =========================

                      United States Software Corporation

6. Income Taxes (continued)

Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                     November 30,
                                                              2000                1999
                                                         -----------------------------
     Deferred tax assets:
       Research and experimental                         $      --           $ 130,377
       Deferred revenue                                    263,488              70,911
       Deferred rent                                         2,343               2,343
       Accrued vacation                                     17,027              16,105
                                                         -----------------------------
     Total deferred tax assets                             282,858             219,736

     Deferred tax liabilities--depreciation                (10,086)             (6,044)

     Net deferred tax assets before valuation
       allowance                                           272,772             213,692
                                                         -----------------------------
     Valuation allowance                                  (213,260)           (168,999)
                                                         -----------------------------
     Total deferred taxes                                $  59,512           $  44,693
                                                         =============================

Deferred tax assets are included in prepaid expenses and other current assets and income taxes payable are included in other accrued expenses in the accompanying balance sheets.

A valuation allowance of $213,260 at November 30, 2000 has been recorded to offset net deferred tax assets to the extent that the Company is unable to determine whether such deferred tax assets will be realized.

Due to the "change of ownership" provisions of the Tax Reform Act of 1986, utilization of the Company's net operating loss carryforwards may be subject to an annual limitation against taxable income in future periods. As a result of the annual limitation, a portion of these carryforwards may expire before ultimately becoming available to reduce future income tax liabilities.

                      United States Software Corporation

7. 401(k) Plan

The Company has a defined contribution benefit plan (the Contribution Plan) which is qualified under Section 401(k) of the Internal Revenue Code. Eligible employees over 21 years of age and with at least 1,000 hours of service may elect to make contributions to the Contribution Plan through salary deferrals up to 12% of their gross base pay. The Company may make discretionary contributions subject to certain limitations. The Company made contributions to the Contribution Plan of $17,486 and $47,070 for the years ended November 30, 2000 and 1999, respectively.

8. Subsequent Events

2000 Stock Plan

In December 2000, the Company adopted the 2000 Stock Plan (the Stock Plan), which provides for the issuance of stock options and stock purchase rights to employees, non-employee directors and consultants to the Company. Under the Stock Plan, the Company may issue both incentive and non-qualified stock options, subject to vesting to be determined by the Company's board of directors. The Stock Plan expires in December 2010.

Subsequent to November 30, 2000 and through December 28, 2000, the Company granted stock options to employees under the Company's 2000 Stock Plan aggregating 203,369 shares of the Company's common stock, which generally vest over a four year period.

Acquisition by Lantronix, Inc.

On December 28, 2000, the Company was acquired by Lantronix, Inc. (Lantronix). In connection with the acquisition, Lantronix issued an aggregate of 653,846 shares of its common stock and agreed to pay $2.5 million in cash in exchange for all the outstanding shares of the Company's common stock. Lantronix paid the $2.5 million on January 2, 2001. Additionally, Lantronix reserved 133,333 shares of its common stock for issuance upon exercise of outstanding employee stock options of the Company assumed by Lantronix. If certain future revenue targets for the period from December 1, 2000 to June 30, 2004 are satisfied, Lantronix will issue up to a maximum of 1,625,000 additional shares of its common stock to the stockholders of the Company.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              September 30, 2000
                                (In thousands)

                                                      Historical
                                             -----------------------------      Pro Forma         Pro Forma
                                               Lantronix         USSC          Adjustments        Combined
                                             -----------    --------------    --------------    -------------
ASSETS
Current assets:
  Cash and cash equivalents                     $52,638       $  687           $(2,500) (e)        $50,825
  Accounts receivable, net                        6,961          626               -                 7,587
  Inventories                                     7,416          -                 -                 7,416
  Deferred income taxes                           1,425           57               -                 1,482
  Prepaid expenses and other current assets       2,760           40               -                 2,800
                                                -------       ------           -------             -------

       Total current assets                      71,200        1,410            (2,500)             70,110
Property and equipment, net                       2,345          133               -                 2,478
Intangible assets, net                              383          -               7,359  (a)          7,742
Other assets                                        607           80               (80) (i)            607
                                                -------       ------           -------             -------

                                                $74,535       $1,623           $ 4,779             $80,937
                                                =======       ======           =======             =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $ 3,076       $  345           $   -               $ 3,421
  Accrued payroll and related expenses            1,096           95               -                 1,191
  Other current liabilities                       1,793          973               708  (b)          3,446
                                                                                   (28) (i)
                                                -------       ------           -------             -------

       Total current liabilities                  5,965        1,413               680               8,058
Deferred income taxes                             1,003          -                 -                 1,003
Capital lease obligations, net of
 current portion                                     87          -                 -                    87
                                                -------       ------           -------             -------

                                                  7,055        1,413               680               9,148
                                                -------       ------           -------             -------
Stockholders' equity:
  Common stock                                        4          -                 -                     4
  Additional paid-in capital                     67,517          -               4,899  (d)         72,416
  Employee notes receivable                        (152)         -                 -                  (152)
  Deferred compensation                          (8,279)         -                (538) (a)         (8,817)
  Retained earnings                               8,406          210              (210) (c)          8,354
                                                                                   (52) (i)
  Accumulated other comprehensive loss              (16)         -                 -                   (16)
                                                -------       ------           -------             -------

       Total stockholders' equity                67,480          210             4,099              71,789
                                                -------       ------           -------             -------

                                                $74,535       $1,623           $ 4,779             $80,937
                                                =======       ======           =======             =======

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000
                     (In thousands, except per share data)

                                                       Historical
                                              -----------------------------      Pro Forma           Pro Forma
                                               Lantronix          USSC          Adjustments          Combined
                                              ------------    -------------     ------------       ------------
Net revenues                                       $12,037             $704            $ -              $12,741
Cost of revenues                                     5,349              110              -                5,459
                                              ------------     ------------     ------------       ------------

Gross profit                                         6,688              594              -                7,282
                                              ------------     ------------     ------------       ------------

Operating expenses:
    Selling, general and administrative              5,356              400              -                5,756
    Research and development                         1,052              123              -                1,175
    Commissions to affiliate                           -                 52              (52)(h)            -
    Amortization of goodwill                           -                -                263 (f)            263
    Amortization of deferred compensation              663              -                 34 (g)            697
                                              ------------     ------------     ------------       ------------

    Total operating expenses                         7,071              575              245              7,891
                                              ------------     ------------     ------------       ------------

Income (loss) from operations                         (383)              19             (245)              (609)
Interest and other income, net                         423               21              -                  444
                                              ------------     ------------     ------------       ------------

Income (loss) before income taxes                       40               40             (245)              (165)
Provision for income taxes                              63              -                -                   63
                                              ------------     ------------     ------------       ------------

Net income (loss)                                  $   (23)            $ 40            $(245)           $  (228)
                                              ============     ============     ============       ============

Basic loss per share                               $ (0.00)                                             $ (0.01)
                                              ============                                         ============

Diluted loss per share                             $ (0.00)                                             $ (0.01)
                                              ============                                         ============

Weighted average shares (basic)                     32,817                                               33,471
                                              ============                                         ============

Weighted average shares (diluted)                   32,817                                               33,471
                                              ============                                         ============

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE TWELVE MONTHS ENDED JUNE 30, 2000
                     (In thousands, except per share data)

                                               Historical
                                     -----------------------------     Pro Forma           Pro Forma
                                       Lantronix         USSC         Adjustments          Combined
                                     -------------   -------------   -------------      --------------
Net revenues                               $44,975          $3,106         $   -               $48,081
Cost of revenues                            21,500             485             -                21,985
                                     -------------   -------------   -------------      --------------
Gross profit                                23,475           2,621             -                26,096
                                     -------------   -------------   -------------      --------------
Operating expenses:
    Selling, general and
      administrative                        17,557           2,033             -                19,590
    Research and development                 3,186             386             -                 3,572
    Commissions to affiliate                   -               133            (133)(h)             -
    Amortization of goodwill                   -               -             1,051 (f)           1,051
    Amortization of deferred
     compensation                            1,119             -               135 (g)           1,254
                                     -------------   -------------   -------------      --------------
    Total operating expenses                21,862           2,552           1,053              25,467
                                     -------------   -------------   -------------      --------------
Income from operations                       1,613              69          (1,053)                629
Minority interest expense                      (49)            -               -                   (49)
Interest and other income, net                 140             109             -                   249
                                     -------------   -------------   -------------      --------------
Income before income taxes                   1,704             178          (1,053)                829
Provision for income taxes                     649             -               -                   649
                                     -------------   -------------   -------------      --------------
Net income                                 $ 1,055          $  178         $(1,053)            $   180
                                     =============   =============   =============      ==============
Basic earnings per share                   $  0.04                                             $  0.01
                                     =============                                      ==============
Diluted earnings per share                 $  0.03                                             $  0.01
                                     =============                                      ==============
Weighted average shares (basic)             29,274                                              29,928
                                     =============                                      ==============
Weighted average shares (diluted)           34,178                                              34,952
                                     =============                                      ==============


NOTES TO UNAUDITED PRO FORMA CONSENSED COMBINED FINANCIAL INFORMATION

1.  BASIS OF PRESENTATION

       On December 29, 2000 Lantronix, Inc. (the "Company") completed the acquisition of United States Software Corporation ("USSC"), a leading software solutions provider of embedded technology applications. The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations (the "Pro Forma Statements of Operations") for the three months ended September 30, 2000 and for the twelve months ended June 30, 2000 give effect to the USSC acquisition, accounted for as a purchase business combination, as if it had occurred on July 1, 1999. The Pro Forma Statements of Operations are based on historical results of operations of the Company and USSC for the twelve months ended June 30, 2000 and the three months ended September 30, 2000. The Unaudited Pro Forma Condensed Combined Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition of USSC as if the acquisition had occurred on September 30, 2000. The Pro Forma Statements of Operations and the Pro Forma Balance Sheet and accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with, and are qualified by reference to, the historical financial statements of the Company and USSC and the related notes thereto.

       The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the Company after the acquisition of USSC, or of the financial position or results of operations of the Company that would have actually occurred had the acquisition of USSC been effected on July 1, 1999.

2.  PRO FORMA ASSUMPTIONS

       The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of USSC at September 30, 2000, and is included for illustrative pro forma purposes only. The Company is in the process of obtaining an independent appraisal of the fair value of acquired in-process research and development and identifiable intangible assets as of the acquisition date. Accordingly, this allocation is preliminary and is subject to change upon the completion of the independent third party valuation. Assuming the transaction had occurred on September 30, 2000, the preliminary allocation would have been as follows (in thousands):

     Assumed value of shares of the Company's
        common stock issued and employee
        stock options exchanged                         $4,899

     Cash consideration                                  2,500
     Estimated transaction costs                           708
                                                        ------

     Estimated total acquisition costs                   8,107
     Less:  estimated fair value of net assets assumed     210
                                                        ------

     Unallocated excess of acquisition costs over
        estimated fair value of net assets assumed      $7,897
                                                        ======

     Preliminary allocation to:
        Goodwill                                        $7,359
        Deferred stock-based compensation                  538
                                                        ------
                                                        $7,897
                                                        ======

     The purchase price consists of $2,500,000 in cash, 787,179 shares of common stock which includes a) 653,846 shares of common stock valued at $4,899,000 based upon the Company's stock price during a period of three days before and after the companies reached agreement and the proposed transaction was announced and b) 133,333 shares of employee stock options valued at $538,000 in accordance with FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB No. 25" ("FIN 44").

     In connection with the acquisition of USSC , if certain revenue targets for the period from December 1, 2000 to June 30, 2004 are satisfied, the Company will issue up to a maximum of 1,625,000 additional shares of common stock to the shareholders of USSC. This additional consideration will be accounted for in accordance with APB 16, FIN 44 and EITF 95-8: Accounting for Contingent Consideration Paid to Shareholders of an Acquired Enterprise in a Purchase Business Combination. Any additional consideration will be allocated to goodwill and deferred compensation and amortized over the remaining respective lives.

3.   PRO FORMA ADJUSTMENTS

     The pro forma financial information reflects the following adjustments:

a) To record the preliminary allocation of the purchase price to goodwill and deferred stock-based compensation.

b)   To accrue estimated transaction costs.

c)   To eliminate the USSC common stock and retained earnings accounts.

d) To record the acquisition of USSC's equity securities by the issuance of the Company's common stock and assumption of employee stock options.

e)   To record cash consideration.

f) To record amortization expense for goodwill over an expected estimated period of benefit of seven years.

g)   To record stock-based compensation expense over a four year period.

h) To eliminate expenses paid to entity affiliated with former stockholders of USSC.

i) To eliminate cash surrender value of officers' life insurance and related loan not acquired.

4.   EARNINGS (LOSS) PER SHARE

     Basic and diluted earnings (loss) per share for each period is calculated by dividing pro forma net income (loss) by the shares used to calculate earnings (loss) per share in the historical period plus the effect of the shares and options which were exchanged or assumed in connection with the acquisition of USSC. Potential common shares are excluded from the calculation of diluted earnings (loss) per share in a loss period, as the effect would be antidilutive.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          LANTRONIX, INC.



Date: March 14, 2001              By: /s/ Steven V. Cotton
                                          ---------------------------
                                          Steven V. Cotton
                                          Chief Financial Officer

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT
NUMBER              DESCRIPTION
------              -----------
 23.1          Consent of Independent Auditors